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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 24, 2006

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1017 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 462-0315

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 24, 2006, Daybreak Oil and Gas, Inc. finalized an agreement with Green River Drilling, LLC of Venus, Texas, to supply the financing for the refurbishing of a drilling rig capable of drilling to a 9,500 foot depth.

The terms of the financing agreement call for Daybreak to advance a total of $600,000 for the refurbishing project. In exchange for financing the refurbishing of the drilling rig, Daybreak will have the right to exclusive use of the drilling rig for a period of three years. Additionally, Daybreak will have the option to purchase a 49% interest in Green River Drilling, LLC for the cost of the refurbishing and $200,000 in cash or in restricted common stock.

Completion of the refurbishing project should occur within 60 days.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits:

10.1

Agreement for Refurbishment and Operation of Drilling Rig

10.2

Security Agreement

10.3

Secured Promissory Note

10.4

Option to Purchase Interest

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daybreak Oil and Gas, Inc.

/s/ Terrence J. Dunne

By:_________________________________

Terrence J. Dunne, Chief Financial Officer

Date:     September 6, 2006